U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELTIC CROSS LTD

(Name of Small Business Issuer in its charter)

NEVADA	6532	86-1098668
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1109 7TH Court

Fox Island, WA 98333

(253) 549-4336

(Address and telephone number of principal executive offices)

1109 7TH Court

Fox Island, WA 98333

(253) 549-4336

(Address of principal place of business or intended principal place of business)

Stevenson Management Group, Inc.

9750 Peace Way #2090, Las Vegas, NV 89147

(702) 876-2522

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Calculation of Registration Fee
Title of each Class of Securities To be Registered	Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	2,423,333	$0.10	$242,333	$28.59

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CELTIC CROSS LTD.

SELLING STOCKHOLDERS' PROSPECTUS

Securities Being Offered

Up to 2,423,333 Shares Of Common Stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. The maximum offering price for the securities offered by selling shareholders will be $0.10, based on the latest price paid by existing shareholders

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	All of the common stock to be sold under this prospectus will be sold by existing shareholders.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the close of the offering.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 5, to read about factors you should consider before buying shares of the common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until _____________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

SUMMARY

This is a public offering of up to 2,423,333 shares of common stock of Celtic Cross Ltd. These shares are being offered by selling shareholders listed in this prospectus. The shares were acquired by the selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the US Securities laws.

There is no established market for the Company's securities. Further, though the Company will endeavour to establish a public market for its securities, no assurance can be given that a trading market will develop or be maintained in the securities of the Company in the future.

The Company is in the business of providing travel bookings and Timeshare rentals and sales. Celtic Cross Ltd was formed in February 25, 2004 as a "For Profit" corporation for the purpose of acquiring the Timeshare entities discussed herein, and additional like entities going forward including a full sales and service Internet Celtic Cross Travel website.

Our principal executive offices are located at 1109 7th Court, Fox Island WA 98333 and our phone number is 253-549-4336.

The Offering

Common Stock Offered for Resale                                             2,423,333 shares

Securities to be outstanding after this offering:                              3,390,000 shares

Use of Proceeds

We will not receive proceeds from the resale of the Common Stock described in this Prospectus.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited consolidated financial statements included elsewhere in this Prospectus.

Revenues

The Company has no operating sales contracts to date and therefore has no revenue.

Operating Expenses

Operating expenses totaling $32,576 consisted of organizational costs, product development, consulting, accounting, legal, transfer agent, depreciation, and interest.

Other general and administrative expenses totaled $8,379for the ten months ended December 31, 2004.

Income Taxes

The Company does not anticipate having to pay income taxes in 2004, due to our absence of net profits.

Capital and Liquidity

As of December 31, 2004 we had total current assets of approximately $29,605 and total current liabilities of approximately $2,785 resulting in working capital of approximately $26,820.

During the ten months ended December 31, 2004 the Company received $75,400 in cash from the sale of its common stock.

We had cash on hand of as of December 31, 2004 of $29,605. We have sufficient cash to meet our short-term needs but we will require additional cash, either from financing transactions or operating activities, to meet our long-term goals. There can be no assurance that we will be able to obtain additional financing, either in the form of debt or equity, or that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Celtic Cross Ltd. will be considered a penny stock under said Act. Since Celtic Cross Ltd. stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Celtic Cross Ltd.'s stock.

Risk Factors Related to CELTIC CROSS LTD.

An investment in shares of our common stock is very risky. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

Risks Relating to This Offering

Limited Operating History; Lack Of Operating Revenue; Early Stage Of Exploration

Celtic Cross Ltd., a Nevada corporation ("Company"), was organized on February 25, 2004. The business office of the Company is located at 1109 7th Court, Fox Island, WA 98333. The Company operates on the calendar fiscal year. Currently, the Company has no employees and is being operated by the directors. The Company is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since the Company's principal activities to date have been limited to organizational activities, prospect development, and acquisition of leasehold interests, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that the Company will be able to achieve its business plans.

We Are Dependent Upon Financing Activities to Fund Our Operations

The funds available to the Company from the first four private offerings (see Part II Recent Sales of Unregistered Securities) will be adequate for it to develop the concept in the areas in which it intends to operate. The Company has approximately $26,820working capital. The Company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company. If we are unable to raise capital from the sale of securities, loans, or industry partnerships in the future, we will have to scale back our operations and may, at some point, become insolvent.

We are Dependent upon Certain Officers, Key Employees, and Consultants

The Company is substantially dependent upon the efforts of a few key officers, directors, and consultants to the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. The Company's management team is small and has limited experience in establishing and managing large-scale operations. There can be no assurance, that if the Company is able to generate increased revenues, that the management will be able to manage such growth. We are dependent on the services of Howard Bouch, President, Secretary and Chief Financial Officer of Celtic Cross Ltd. We are also dependent on certain key employees in connection with our business activities. The loss of one or more of these individuals could materially and adversely impact our operations. We have not entered into employment agreements with any of these individuals, and do not maintain key-man life insurance on any Celtic Cross Ltd. officers or employees.

We Are Thinly Staffed

The day-to-day activities are being executed by the directors of the Company. Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet a material, contractual, or SEC deadline, or a possible failure to consummate investment or acquisition opportunities.

The Travel and Timeshare Industry Is Highly Competitive, and We Are At a Competitive Disadvantage

The travel and timeshare industry is highly competitive. Most of our current and potential competitors have far greater financial resources and a greater number of experienced and trained managerial and technical personnel than we do. We can provide no assurance that we will be able to compete with, or enter into cooperative relationships with, any such firms.

Other Risks Relating to the Common Stock

Most of our outstanding shares will be free trading and, if sold in large quantities, may adversely affect the market price for our common stock.

2,423,333 of the 3,390,000 shares of common stock issued and outstanding as of December 31, 2004, will be free-trading or are eligible for resale under Rule 144 under the Securities Act. Although the resale of certain of these shares may be subject to the volume limitations and other restrictions under Rule 144, the possible resale of the remaining shares may have an adverse effect on the market price for our common stock.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized but unissued capital stock consists of 71,610,000 shares of common stock. There are no shares of preferred stock issued or authorized. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

We Have No Warrants, Options or Debentures Outstanding

As of December 31, 2004 there are no outstanding warrants and options to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our shareholders. Future resale of the shares of common stock issuable on the exercise of warrants and options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

We Have The Right To, and Expect to, Issue Additional Shares of Common Stock Without Shareholder Approval.

Celtic Cross Ltd. has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of December 31, 2004, there were 3,390,000 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but un-issued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock.

We Have Not Paid Any Dividends and Do Not Expect To Pay Dividends In the Near Future

We have not paid, and do not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

We will realize no proceeds from the sale by selling shareholders of the shares covered by this registration statement. Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

DETERMINATION OF OFFERING PRICE

Celtic Cross Ltd. will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

DILUTION

Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders are offering hereby a total of up to 2,423,333 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of December 31, 2004.

The Selling Shareholders are not currently affiliates of the Company, and have not had a material relationship with the Company during the past ninety days.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering

K. Sean Liebscher	#30C2 - 952 SW Campus Way Federal Way, WA 98023	300,000	300,000	0
Kathy Mowbray	1172 Manitou Dr. Fox Island Washington 98333	300,000	300,000	0
Kimberley Pearson	8211 Masters Court, Arlington, WA 98223	50,000	50,000	0
Paul Mawson	2 Maple House, Normansfield Ave, Teddington Middlesex England TW11 9PX	300,000	300,000	0
George Graham	6 Glen Road, Moorclose, Workington, Cumbria, England CA14 3RU	300,000	300,000	0
Andrew Mawson	2 Maple House, Normansfield Ave, Teddington Middlesex England TW11 9PX	300,000	300,000	0
Derek Tolson	Lilac House, Ireby, Wigton, Cumbria, England CA71EA	333,333	333,333	0
Phyllis Poole	69 Whitestiles, Seaton, Workington, Cumbria, England CA141LD	20,000	20,000	0
Kathleen Evans	3 School Gardens, Fletchertown, Wigton, Cumbria, England CA71BS	20,000	20,000	0
8
Alan Tolson	Skidaw View, Sandale,Boltongate, Wigton, Cumbra England CA71DE	20,000	20,000	0
Judith Tolson	Skidaw View, Sandale,Boltongate, Wigton, Cumbra England CA71DE	20,000	20,000	0
Barry Tolson	Birkmire Cottage, Ireby, Wigton, Cumbria, England CA71EJ	20,000	20,000	0
Paula Tolson	Birkmire Cottage, Ireby, Wigton, Cumbria, England CA71EJ	20,000	20,000	0
Peter Hewitt	46 Abingdon Drive,Ashton-on-Ribble, Preston, England PR21EY	20,000	20,000	0
Thomas Hewitt	46 Abingdon Drive,Ashton-on-Ribble, Preston, England PR21EY	20,000	20,000	0
Helen Hewitt	46 Abingdon Drive,Ashton-on-Ribble, Preston, England PR21EY	20,000	20,000	0
Judith Bouch	18 Wreckin Dr., Tettenhall, Wolverhampton West Midlands, England WV68UJ	20,000	20,000	0
Michael Bouch	18 Wreckin Dr., Tettenhall, Wolverhampton West Midlands, England WV68UJ	20,000	20,000	0
Fiona Bouch	23 Shrewsbury Dr., Backworth, Newcastle, England NE270SS	20,000	20,000	0
Gareth Woodhead	20 Lee Rd., Nelson, Lancashire, England BB98SD	20,000	20,000	0
Winsten Colbert	37 Fell View, Wigton, Cumbria, England CA141LW	20,000	20,000	0
Lynn Colbert	37 Fell View, Wigton, Cumbria, England CA141LW	20,000	20,000	0
Ryan Colbert	37 Fell View, Wigton, Cumbria, England CA141LW	20,000	20,000	0
Susan Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	20,000	20,000	0
Margaret Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	20,000	20,000	0
Peter Redman	44 Drove Rd, Biggleswade, Beds, England SG188HD	20,000	20,000	0
Elaine Trespaderne	14 Highmoor, Wigton Cumbria, England CA79LQ	10,000	10,000	0
Catherine Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	10,000	10,000	0
9
Richard Jackson	Salmon Hall, Low Seaton, Workington, Cumbria, England CA141LW	10,000	10,000	0
Brad Todd	17 Highmoor, Wigton Cumbria, England CA79LW	10,000	10,000	0
Kevin Todd	17 Highmoor, Wigton Cumbria, England CA79LW	10,000	10,000	0
Leslie Todd	17 Highmoor, Wigton Cumbria, England CA79LW	10,000	10,000	0
Richard Scott	West Micklethwaite Farm,Wigton, Cumbria, England CA70EY	10,000	10,000	0
Kaley Scott	West Micklethwaite Farm,Wigton, Cumbria, England CA70EY	10,000	10,000	0
Mandy Scott	West Micklethwaite Farm,Wigton, Cumbria, England CA70EY	10,000	10,000	0
Nicholas Bouch	73 Albert Rd., Grappenhill, Warrington, England WA42PF	10,000	10,000	0
Rebecca Bouch	Grove House, 13 Low Seaton, Workington, Cumbria, England CA141PR	10,000	10,000	0
Chancery Lane Investment Group Inc	60 Market Square, Box 364, Belize City, Belize Central America	50,000	50,000	0

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid in the foreseeable future.

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commission from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Each Selling Shareholder is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

Because the Selling Shareholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

We have informed the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

LEGAL PROCEEDINGS

Celtic Cross Ltd. is currently not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Celtic Cross Ltd. as of December 31, 2004, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office

Kevin M. Murphy	58	President/Director	Inception (February 25, 2004) to December 30, 2004
Howard Bouch	58	Secretary/CFO/Director President, December 30, 2004 to present	March 1, 2004 to present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Howard Bouch, Director/Secretary/CFO.

Mr. Bouch, age 58, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972 . Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world's 2nd largest) from 1972 - 1976. In 1976 Mr Bouch returned to the UK and joined  Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria ,England from 1978 - 1984.  In 1984 Mr. Howard Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., a fully reporting, US Public Company, trading on the NASDAQ Over the Counter under the symbol VVDB-OTC BB. Mr Howard Bouch has 6 children and 1 grandchild.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of December 31, 2004. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of December 31, 2004.

The table is based upon information provided by our directors and executive officers.

Amount and Nature of Beneficial Ownership as of December 31, 2004.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
12
Howard Bouch (1)	Grove House, 13 Low Seaton, Workington Cumbria, England CA141PR	633,334	18.67%

Jennie Bouch (1)	Grove House, 13 Low Seaton, Workington Cumbria, England CA141PR	333,333	9.83%
All officers and directors as a group		966,667	28.50%

(1) Mr. Howard Bouch is a Director of the Company and serves as President, Secretary and CFO. Mr. Bouch and Jennie Bouch are husband and wife.

DESCRIPTION OF SECURITIES

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form S-2, the Company had 3,390,000 of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Common Stock

The Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee Stock Option Plan at this time.

Transfer Agent

Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, CA 94025 will serve as Transfer Agent for the shares of Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Celtic Cross Ltd,'s common stock.

The balance sheet of Celtic Cross Ltd. of December 31, 2004, and the statements of operations, stockholders' equity, and cash flows for the ten months then ended, included in this Prospectus and Registration Statement, have been included herein in reliance on the report of Child, Sullivan & Company, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated February 23, 2005, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 6 to those financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

General

The Company is in the business of providing travel bookings and timeshare rentals and sales. Celtic Cross Ltd was formed in February 25, 2004 as a "For Profit" corporation for the purpose of acquiring the Timeshare entities discussed herein, and additional like entities going forward including a full sales and service Internet Celtic Cross Travel website. Our website is currently under construction and is estimated to be completed in the second quarter of 2005.

Management believes that a substantial international market already exists for independent full service internet travel websites and the non-owned casual usage of fully developed timeshare properties. The timeshare facilities are located in every major resort and holiday venue and lend themselves to single visitation temporary rental programs as planned by Celtic Cross Ltd. Shared vacation ownership and timeshare is a relatively new real estate based business opportunity.

Marketing

Our target market wants to spend time with family and less time planning trips.  Unlike standard hotel rooms, timeshare rental, often with two or three bedrooms, can easily accommodate larger families with children and friends or couples traveling together in a well-appointed accommodation with social activities, entertainment, pools, tennis courts and other free amenities.

While most vacation ownership condominiums have two bedrooms and two baths, unit sizes range from studios to three or more bedrooms. Most units include a fully equipped kitchen with dining area, washer and dryer, stereo, televisions, VCRs and more. Timeshare resort amenities rival those of other top-rated resort properties and may include planned children's activities, swimming pools, tennis, spa, golf and bicycles as well as spa and exercise facilities. Others feature boating, skiing, restaurants and equestrian facilities on-site or nearby.

With vacation rentals, consumers have the opportunity to purchase time at quality resorts offering an array of amenities in popular international destinations. In fact, there are now more than 5,400 resorts in some 100 countries around the world and annual vacation ownership sales are estimated to be in excess of $9.4 billion. Today, 3 million U.S. households own 4.9 million weeks at nearly 1,600 resorts.

Outlook

According to the American Resort Development Association, the concept was originated in the French Alps in the 1960s. Now, 44 years later, it is firmly positioned as one of the most popular vacation options enjoyed by today's leisure travelers. Millions of owners have found timeshare's spacious floor plans and home-like amenities very attractive when compared with traditional hospitality products. Truly a home away from home, vacation ownership provides the space and flexibility needed to easily accommodate families and larger traveling parties in single, full service accommodations with multi bedroom or attached units. Celtic Cross Ltd believes an even larger market exists for one time single usage of these facilities by individuals and families who do not wish to own, but would rather rent on an "as needed" basis from a company such as Celtic Cross Ltd..

Competition

The Company will compete against established companies with significantly greater financial, marketing, research and development, personnel, and other resources than the Company. Such competition could have a material adverse effect on the Company's profitability.

Government Regulation

There are no government regulations regulating the time share rental and sales industry at this time.

Employees

The Company does not have any full time employees at this time. All management activities are undertaken by the company's Officers and Directors.

Insurance

The Company does not have Insurance coverage at this time.

Intellectual Property

The Company does not have substantial intellectual property.

Reports to Security Holders

We will be filing this Form SB2 with the Commission and will file reports , including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company does not own or lease any property at this time. The Company's executive offices are located at 1109 7th Court, Fox Island, WA 98333, telephone number 253-549-4336. Celtic Cross Ltd. is supplied office space by Howard Bouch at no charge to the Company during its development stage.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE DECEMBER 31, 2004 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

The operational plan Celtic Cross Ltd. is to acquire deeded real-estate property rights in the fully developed secondary market at deep discounts to the retail prices being solicited by the timeshare developers today. Celtic will then offer these rights on a rental basis at a profit to individuals seeking vacation opportunities not currently available to them through direct marketing and the Internet.

  To increase Celtic Cross Ltd. brand awareness throughout the United States, Europe, the Caribbean, and all international markets the Internet reaches.

  To increase recognition and world wide market awareness using the following means:

  a. Target market advertising

  b. Internet advertising

  c. Referral incentive programs

  d. Affiliating with regional rental organizations and travel agents

  To develop a Corporate Convention rental program.

  To Initiate cross-selling programs of various Timeshare brands

  To initiate a "GLOBAL" brand identity for Celtic Cross Ltd.

  To effectively increase net operating margins through add-on acquisitions and marketing agreements.

Celtic Cross Ltd. and its management's mission is to become a central focus point in the international Timeshare rental marketplace and Internet travel bookings through the dedication of our staff, integrity, superior products and competitive pricing. Celtic Cross' goal is to provide the customer with products of high quality accommodations at a fair price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this Item 7, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

On April 22, 2004 the company entered into a six-month Consulting Agreement with Wannigan Capital Corp., a company, whose President and Director is Kevin M. Murphy. Mr. Murphy was a Director of Celtic Cross, Ltd. from inception (February 25, 2004) until December 30, 2004. Wannigan Capital Corp received $15,000 cash payment as remuneration. .

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Celtic Cross Ltd. anticipates applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Celtic Cross Ltd. can provide no assurance that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Common Stock

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Stock Option Grants

There are no Stock Options granted at this time.

Registration Rights

The Company has granted certain demand and piggyback registration rights to the Selling Shareholders, which rights have been satisfied in connection with the filing of the registration statement covering this Prospectus.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

Director Compensation

The Directors of the Company do not receive compensation at his time.

FINANCIAL STATEMENTS

Audited Financial Statements, as of December 31, 2004 are included herewith.

CELTIC CROSS, LTD.

(A Development Stage Company)

Audited Financial Statements

For the period from February 25, 2004 (date of inception)

through December 31, 2004

CELTIC CROSS LTD.

(A Development Stage Company)

Financial Statements

For the period from February 25, 2004 (date of inception) through December 31, 2004

Contents

                                                                                                                                                                Page

Report of Independent Registered Public Accounting Firm...............................................................1

Financial Statements

Notes to Financial Statements.............................................................................................................6-9

Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Kaysville, UT, 84037 Ph. 801-927-1337, Fax 801-927-1344

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Celtic Cross, Ltd.

We have audited the balance sheet of Celtic Cross, Ltd. (a development stage company) (the Company) as of December 31, 2004, and the related statements of operations, changes in stockholders' equity and cash flows for the period from February 25, 2004 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celtic Cross, Ltd. as of December 31, 2004, and the results of its operations and its cash flows for the period from February 25, 2004 (date of inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, Utah

February 23, 2005

Celtic Cross, Ltd.

(A Development Stage Company)

Balance Sheet

December 31, 2004

Assets
Current assets
Cash	$29,605
Total current assets	29,605

Fixed assets
Office and computer equipment	4,222
Less accumulated depreciation	(2,258)
Net fixed assets	1,964

Other assets
Investment property available for rent or sale (note 3)	33,100
Total other assets	33,100

Total assets	$64,669

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$843
Current portion note payable - investment property (note 3)	1,942

Total current liabilities	2,785

Long-term liabilities
Note payable - investment property (note 3)	27,439
Total long-term liabilities	27,439

Total liabilities	30,224

Stockholders' equity (note 4):
Common stock; $.001 par value, 75,000,000 shares
authorized, 3,390,000 shares issued & outstanding	3,390
Additional paid-in capital	72,010
Deficit accumulated during development stage	(40,955)

Total stockholders' equity	34,445

Total liabilities and stockholders' equity	$64,669

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Statement of Operations

For the period from February 25, 2004 (date of inception) through December 31, 2004

Revenues	$-

Expenses
Consulting fees - related party (note 2)	15,000
Product and business development	6,899
Travel, meals and entertainment	3,957
Legal fees	515
Audit and accounting	870
Transfer agent	300
Organizational costs	404
Rent	626
Depreciation	2,258
Interest expense	1,747
Other general and administrative	8,379
Total expenses	40,955

Net loss and deficit accumulated during development stage	$(40,955)

Net loss per share	$(.01)

Weighted average common shares outstanding	3,257,042

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Statement of Changes in Stockholders' Equity

For the period from February 25, 2004 (date of inception) through December 31, 2004

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at February 25, 2004
(date of inception)	-	$-	$-	$-	$-

Common stock issued for cash	3,390,000	3,390	72,010	-	75,400

Net loss for the period and during
development stage	-	-		(40,955)	(40,955)

Balance at December 31, 2004	3,390,000	$3,390	$72,010	$(40,955)	$34,445

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Statement of Cash Flows

For the period from February 25, 2004 (date of inception) through December 31, 2004

Operating activities

Net loss	$(40,955)

Adjustments to reconcile net loss to net cash
used in operations:
Depreciation	2,258

Changes in operating assets and liabilities:
Increase in accounts payable	843

Net cash used in operating activities	(37,854)

Investing activities
Purchase of fixed assets	(4,222)

Financing activities
Issuance of shares for cash	75,400
Principal payments on investment property	(3,719)

Net cash used in financing activities	71,681

Net increase in cash	29,605
.Cash at beginning of period	-
Cash at end of period	$29,605

Supplemental disclosures:
Interest paid for in cash	$1,747
Non-cash investing and financing activities:
Purchase of investment property with note payable	$30,104

See accompanying notes to financial statements.

Celtic Cross, Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

1. Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of Celtic Cross, Ltd. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage.

Business Description

Celtic Cross, Ltd. (the Company) is a Nevada corporation organized on February 25, 2004 to acquire timeshares and similar properties and facilitate rentals and sales of the properties via its full-service travel website. The Company has elected a fiscal year end of December 31st.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under Financial Accounting Standards Board Statement No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets of approximately $16,000 arising as a result of net operating loss carrforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from February 25, 2004 (date of inception) through December 31, 2004 of approximately $41,000 will begin to expire in 2024.

Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates. Depreciation is an example of estimates used in the preparation of the financial statements at December 31, 2004. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the accelerated double-declining method based on estimated useful lives of 3 years.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $29,605 in cash and cash equivalents at December 31, 2004.

Celtic Cross, Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

1.  Organization and Summary of Significant Accounting Policies (cont'd)

Advertising

The Company generally expenses advertising costs as incurred. No advertising costs were incurred during the six months ended December 31, 2004.

Revenue Recognition

As described in Note 3, the Company has acquired an interest in a timeshare property. Revenues will be recognized upon rent or sale of the property. The Company has not recognized any revenues from its intended business purpose as of December 31, 2004.

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that long-lived assets and certain identifiable intangibles held and used by an entity be periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the Company's reported earnings, financial condition or cash flows.

Earnings Per Share

The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

2.  Related Party Transactions

On April 22, 2004, the Company entered into a consulting agreement with an entity owned by its president/director. The entity was engaged to perform consulting services for the Company for a term of six months commencing April 22, 2004, in exchange for $15,000. On December 30, 2004, the president/director resigned from his position with the Company.

3.  Long-term Liabilities

The Company has acquired an interest in a timeshare property located in Las Vegas, Nevada that it intends to rent or sell. The contract sales price of the timeshare was $33,100. The Company made a $2,996 down payment, and principal payments totaling $723 resulting in a note payable balance of $29,381 at December 31, 2004.

Celtic Cross, Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

3. Long-term Liabilities (continued)

The loan is being financed through Fairfield Resorts, Inc., carries a 9.99% annual interest rate with monthly payments of $398, and is collateralized by the timeshare property. As the property was acquired in June 2004, impairment (if any) is minimal.

Future principal maturities of the note are as follows:

                                                Year ending December 31,

                                                2005                                      $ 1,942

                                                2006                                         2,145

                                                2007                                         2,369

                                                2008                                         2,617

                                                2009                                         2,891

                                                Thereafter                            17,417

                                                Total                                  $ 29,381

4.  Stockholders' Equity

During March and April 2004, the Company issued common stock for cash in accordance with separate private offering memorandums as follows:
Number of shares	Price per share	Cash received
900,000	$.001	$ 900
950,000	$.01	9,500
1,000,000	$.03	30,000
380,000	$.05	19,000
160,000	$.10	16,000
3,390,000		$75,400

Celtic Cross, Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2004

5.  Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Child, Sullivan & Company, 1284 W. Flint Meadow Drive, Suite D, Kaysville, UT 84037. This firm was engaged on or about March 1, 2004.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Selling Shareholders

                            SEC registration fee                                         $     87.50

                            Accounting fees and expenses                            3,000.00

                            Legal fees and expenses                                     3,000.00

                            Total                                                               $ 6,087.50

RECENT SALES OF UNREGISTERED SECURITIES

On March 1, 2004, the Company undertook a private offering of 900,000 shares of its common stock, with an offering price of $0.001 per share. The proceeds from this offering were to be used to cover further start-up and organizational costs of the Corporation. This offering was undertaken directly by the Corporation. The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933. All 900,000 shares were subscribed, resulting in proceeds to the Company of $900.

On March 7, 2004 the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.01 per Share pursuant to the terms of a confidential private offering memorandum dated March 7, 2004 for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 8, 2004, this offering was closed, resulting in the sale of 950,000 Shares and proceeds to the Company, before costs of the offering, of $9,500.

On March 9, 2004, the Company commenced an offering of 1,000,000 shares of its $.001 par value common stock at an offering price of $0.03 per Share pursuant to the terms of a confidential private offering memorandum dated March 9, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 9, 2004, this offering was closed, resulting in the sale of 1,000,000 Shares and proceeds to the Company, before costs of the offering, of $30,000.

On March 10, 2004, the Company commenced an offering of 500,000 shares of its $.001 par value common stock at an offering price of $0.05 per Share pursuant to the terms of a confidential private offering memorandum dated March 10, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 17, 2004, this offering was closed, resulting in the sale of 380,000 Shares and proceeds to the Company, before costs of the offering, of $19,000.

On March 19, 2004, the Company commenced an offering of 200,000 shares of its $.001 par value common stock at an offering price of $0.10 per Share pursuant to the terms of a confidential private offering memorandum dated March 19, 2004, for the purpose of providing additional working and development capital for the Company. The minimum investment required was $250.00. No discounts or commissions were paid in connection with this offering. On March 29, 2004, this offering was closed, resulting in the sale of 160,000 Shares and proceeds to the Company, before costs of the offering, of $16,000.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the five offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons to whom these offering were made were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable ground to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree representative, have such knowledge and experience.

These sales of unregistered securities were made to the following firms and individuals (all residents of the United States):

K. Sean Liebscher

Kathy Mowbray

Kimberley Pearson

These sales of unregistered securities were made to the following firms and individuals (all residents outside the United States):

Howard Bouch

Paul Mawson

George Graham

Andrew Mawson

Derek Tolson

Phyllis Poole

Kathleen Evans

Alan Tolson

Judith Tolson

Barry Tolson

Paula Tolson

Peter Hewitt

Thomas Hewitt

Helen Hewitt

Judith Bouch

Michael Bouch

Fiona Bouch

Gareth Woodhead

Winsten Colbert

Lynn Colbert

Ryan Colbert

Susan Jackson

Margaret Jackson

Peter Redman

Elaine Trespaderne

Catherine Jackson

Richard Jackson

Brad Todd

Kevin Todd

Leslie Todd

Richard Scott

Kaley Scott

Mandy Scott

Nicholas Bouch

Rebecca Bouch

Chancery Lane Investment Group Inc

EXHIBITS.
Document	Exhibit No.	Location
Articles of Incorporation	3.1	Included
Bylaws	3.2	Included
Opinion on Legality	5	Included
Consulting Agreement - Wannigan Capital Corp.	10.1	Included
Consent of Accountant	23.1	Included
Consent of Counsel	23.2	Included in Ex. 5

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any Prospectus required by Section l0 (a) (3) of the Securities Act of l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on March 8, 2005

Celtic Cross Ltd.

(Registrant)

Date: March 30, 2005                                                                         By: /s/__Howard Bouch______

                                                                                                                Howard Bouch,

                                                                                                                President/CFO/Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

        Signature                                                                 Title                                                                 Date

/s/ Howard Bouch                                                 President/CFO/Director                                             March 30, 2005

Howard Bouch